Exhibit 10.1

Execution Version

XyNOMIC PHARMACUTICALS HOLDINGS, INC.

AMENDED AND RESTAED

SECURITIES PURCHASE AGREEMENT

This Amended and Restated SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 30, 2019, by and between Xynomic Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, on July 10, 2019, the Company and the Investors entered into certain Securities Purchase Agreement (the “Origianl Agreement”) pursuant to which the Company has agreed to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, in the aggregate a minimum of USD$5,000,000 (the “Minimum Amount”) and a maximum of USD$15,000,000 (the “Maximum Amount”) of units (the “Units”) of the Company, at a purchase price of USD$3.80 per Unit (subject to adjustment). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and one half warrant (the “Warrant”). Each Whole Warrant can be exchanged to purchase one share of the Company Stock at $7.00 per share and shall expire in three years of the issuance, and have the rights and preference set forth in the form of Warrant (the “Form of Warrant”) attached hereto as Exhibit A, upon the terms and conditions set forth in this Agreement;

WHEREAS, the Units, the shares included in the Units (the “Unit Shares”), the Warrants and the shares of Common Stock underlying the Warrant (the “Warrant Shares”) issued or issuable pursuant to this Agreement are together referred to herein as the “Securities”;

WHEREAS, on July 15, 2019, the Hearings Panel at NASDAQ denied the Company’s request for continued listing on NASDAQ;

WHEREAS, the Warrant is detachable from the Shares and both the Warrant and Shares are currently traded on the over-the-counter markets;

WHEREAS, the Company is currently contemplating an underwritten public offering to sell additional securities;

WHEREAS, in connection with the Investors’ purchase of the Securities, the Investors have agreed to enter into a lock-up agreement (the “Form of Lock-up Agreement”) with the Company as Exhibit B; upon the terms and conditions set forth in this Agreement; and

WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Securities as set forth herein.

1. Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” shall mean, with respect to any specified Person, (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Blue Sky Application” is defined in Section 5.4(a) hereto.

“Business Day” shall mean any day on which banks located in New York, New York and Hong Kong are not required or authorized by law to remain closed.

“Closing” and “Closing Date” are defined in Section 2.2(c).

“Company’s knowledge” means the knowledge of that each of the executive officers and directors (as defined in Rule 405 under the 1933 Act) of the Company, and the knowledge that each such person would have reasonably obtained after making due and appropriate inquiry.

“First Closing” and “First Closing Date” are defined in Section 2.2(a).

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Lock-Up Release Date” means the date on which the Lock-Up Period (as defined in the applicable Lock-Up Agreement) under the applicable Lock-Up Agreement has ended for all Registrable Securities to which it applies.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under the Transaction Documents, or (iii) the legality, validity or enforceability of any Transaction Documents.

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Piggyback Registration” is defined in Section 5.2 hereto.

“Purchase Price” shall mean the per Unit purchase price of USD$3.80 and the aggregate purchase price of up to USD$15,000,000.

“Registrable Securities” shall mean the Unit Shares, Warrant Shares and the Warrants; provided, however, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 or Regulation S under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144 or Regulation S without volume limitations.

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulation D” is defined in Section 3.7 hereto.

“Regulation S” means Regulation S under the 1933 Act, as amended (or a successor rule).

“Rule 144” is defined in Section 6.1(a)(C) hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities” is defined in the recitals above.

“Subsequent Closing” and “Subsequent Closing Date” are defined in Section 2.2(b).

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement, the Form of Warrants, and the Lock-up Agreement, the exhibits, schedules, appendices and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Underwriter” is defined in Section 5.2 hereto.

“Underwriting Documents” shall mean an underwriting agreement in customary form and all other agreements and other documents reasonably requested by an underwriter in connection with an underwritten public offering of equity securities (including, without limitation, questionnaires, powers of attorney, indemnities, custody agreements and lock-up agreements).

2. Sale and Purchase of Units.

2.1 Subscription for Units by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Units, in the respective amounts set forth on the signature pages attached hereto in exchange for the Purchase Price.

2.2 Closings.

(a) First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Units set forth on the signature pages attached hereto provided that that Investors shall subscribe in an aggregate no less than the Minimum Amount of Units (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date.” Notwithstanding anything to the contrary in this Agreement, the Company has sole discretion to waive the requirement of the Minimum Amount and proceed with the First Closing. If the First Closing does not occur within 6 months after the date of this Agreement, unless the applicable Investor and the Company have agreed upon a later First Closing Date, with respect to the applicable Investor and the Company, this Agreement shall terminate automatically at the end of such a 6-month period.

(b) Subsequent Closing(s). In the event that the Maximum Amount of Units has not been sold in the First Closing, the Company reserves the right to issue and sell Units to other investors (a “Subsequent Closing”). There may be more than one Subsequent Closing; provided, however that the final Subsequent Closing shall take place no later than September 30, 2019, provided that, in the event that the relevant SAFE registration as specified in Section 7.6 herein below has not been completed by September 30. 2019, the Subsequent Closing for the relevant Chinese Investor will be automatically postponed for a further three months and, provided further that, unless the Company and the relevant Chinese Investor agree otherwise, this Agreement will be terminated automatically with no liabilities on the Company and the relevant Chinese Investor if SAFE registration have not been obtained by December 31, 2019. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”). Notwithstanding the foregoing, the aggregate maximum number of Units to be sold at the First Closing and all Subsequent Closings shall be 3,947,368 Units.

(c) Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.” All Closings shall occur no later than Septebmer 30, 2019 unless otherwise extended by the Company and the Investor for the purpose of the completion of SAFE registration, at the offices of Hunter Taubman Fischer & Li LLC, counsel to the Company, at 1450 Broadway, 26th Floor, New York, New York 10018, or remotely via the exchange of documents and signatures.

2.3 Closing Deliveries. At each Closing, the Company shall deliver to the Investors, against delivery by each Investor of the Purchase Price (as provided below), duly issued Form of Warrants representing the Warrants and certificate representing the Unit Shares. At each Closing, each Investor shall deliver or cause to be delivered to the Company the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars by wire transfer to the following bank account:

Acct. Name: Xynomic Pharmaceuticals Holdings, Inc.
Benficiary Bank: Customers Bank
Beneficiary Bank Address:	99 Bridge Street Phoneville, PA 19460
Routing Number: 031302971
International Swift: CUESUS33
Acct Number: 7176602

3. Representations, Warranties and Acknowledgments of the Investors.

Each Investor severally and not jointly represents and warrants to the Company solely as to such Investor that:

3.1 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.2 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

3.3 Investment Experience. Such Investor acknowledges that the purchase of the Units is a speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor acknowledges that it has received and reviewed [the Private Placement Term Sheet] describing the offering of the Securities and has access to the public filings the Company made with the U.S. Securities and Exchange Commission.

3.5 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

3.6 Legends. It is understood that, except as provided below, Form of Warrants evidencing the Warrants and the certificates evidencing the Unit Shares and the Warrant Shares, when issued and delivered, may bear the following or any similar legend:

(A) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, (ii) such securities may be sold pursuant to Rule 144 or Regulation S under said Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(B) “The securities represented by this certificate are subject to a lock-up agreement between Xynomic Pharmaceuticals Holdings, Inc. and the holder and may only be offered, sold, transferred, pledged or otherwise disposed during the term of the lockup pursuant to the terms set forth therein.”

(C) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

3.7 Eligible Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the 1933 Act (“Regulation D”).

3.8 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation. The Investor confirms that it has had a substantive pre-existing relationship and direct contact with the Company and its representatives and it did not independently contact the Company as a result of the general solicitation by means of a registration statement.

3.9 Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4. Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investors that:

4.1 Organization: Execution, Delivery and Performance.

(a) The Company and each of its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares, and the issuance and reservation for issuance of the Warrant Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2 The Securities Duly Authorized. The Units, Unit Shares and Warrants to be issued to each such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Warrant Shares will be duly authorized and reserved for future issuance and, upon exercise of the Warrants in accordance with its terms, will be duly and validly issued, fully paid and non-assessable, and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. It is not necessary in connection with the issuance and sale of the Securities to register the Securities under the 1933 Act or to qualify or register the Securities under applicable U.S. state securities laws. None of the Company, its Subsidiaries or their respective Affiliates or any Person acting on its or their behalf have engaged in any “directed selling efforts” within the meaning of Rule 903 of Regulation S.

4.3 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), of which approximately 46,273,846 shares are issued and outstanding, and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which no share is issued and outstanding. All of the issued and outstanding shares of the Common Stock have been duly and validly authorized. Schedule 4.3 sets forth the complete and accurate capitalization of the Company immediately prior to the First Closing including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) granted stock options; and (iii) warrants or stock purchase rights, if any. All other arrangements agreed upon by and among the Company, the controlling stockholder of the Company and individual Investor regarding the transactions contemplated by this Agreement have been disclosed in Schedule 4.3. Except as contemplated by the Transaction Documents or as set forth on Schedule 4.3 hereto:

(i) no shares of Common Stock are entitled to preemptive, conversion or other rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company;

(ii) there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company;

(iii) the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and

(iv) the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.

The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate”), and the Company’s Bylaws, as amended and in effect on the date hereof (the “Bylaws”). Except as restricted under applicable federal, state, local or foreign laws and regulations, the Certificate, the Units or the Transaction Documents, or as set forth on Schedule 4.3, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company shall limit the payment of dividends on the Company’s Common Stock.

4.4 SEC Reporting Company. The Company is a publicly-held compmany subject to reporting obligations pursuant to Section 13 or Section 15(d) of the Secriteis Exchange Act of 1934, as amended.

4.5 Listing. The shares of Common Stock are registered pursuant to Section 15(d) of the Exchange Act and are listed for trading on over-the-counter makets in the United States.

4.6 No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the 1933 Act, with respect to any of the Securities being offered hereby.

4.7 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

4.8 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.9 Disclosure. All information relating to or concerning the Company or any of its Subsidiaries, officers, directors, employees, customers or clients: (i) set forth in this Agreement and/or (ii) as disclosed in any exhibit or certification thereto and/or (iii) filings made by the Company with the SEC is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

4.10 Form D; Blue Sky Laws. To the extent applicable, the Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors in the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

5. Registration Rights.

5.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) one year after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the Public Offering, the holders of a majority of all of the existing Registrable Securtities held by the Investors, or the transferees of the Investors, may make a written demand, for registration under the 1933 Act of all or puart of their Registrable Securities, as the case may be, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all holders of Registrable Securities other than the Investor; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Investor, file a Form S-1 registration statement under the 1933 Act covering all Registrable Securities that the Investor requested to be registered and any additional Registrable Securities requested to be included in such registration by any other holders of Registrable Securities, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 5.1(c), 5.4 and 5.7.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the holders of a majority of all of the existing Registrable Secrities that the Company file a Form S-3 registration statement with respect to at least a majority of all of the Registrable Securities then outstanding, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all holders of Registrable Securities other than the Investor; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Investor, file a Form S-3 registration statement under the 1933 Act covering all Registrable Securities requested to be included in such registration by any other holders of Registrable Securities, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 5.1(c) and 5.4.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to holder of Registerable Securities requesting a registration pursuant to this Section 5.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the 1933 Act or 1934 Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Investor is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 5.1(a) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 5.1(a); or (iii) if the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 5.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 5.1(b) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 5.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 5.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Investor withdraws its request for such registration, elects not to pay the registration expenses therefor, and forfeits its right to one demand registration statement pursuant to Section 5.5, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 5.1.

5.2 Participation in Registrations. Whenever the Company proposes to register any of its securities under the 1933 Act, whether for its own account or for the account of another stockholder (except for the registration of securities (A) to be offered pursuant to an employee benefit plan on Form S-8 or (B) pursuant to a registration made on Form S-4, or any successor forms then in effect) at any time and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), it will so notify in writing all holders of Registrable Securities no later than the earlier to occur of (i) the tenth (10th) day following the Company’s receipt of notice of exercise of other demand registration rights, or (ii) thirty (30) days prior to the anticipated filing date. Subject to the provisions of this Agreement, the Company will include in the Piggyback Registration all Registrable Securities, on a pro rata basis based upon the total number of Registrable Securities with respect to which the Company has received written requests for inclusion within fifteen (15) business days after the applicable holder’s receipt of the Company’s notice.

5.3 Underwritten Offerings. In the event a registration giving rise to the Investors’ rights pursuant to Section 5.1 and Section 5.2 relates to an underwritten offering of securities, the Investors’ right to registration pursuant to Section 5.1 and Section 5.2 shall be conditioned upon its (i) participation in such underwriting, (ii) inclusion of the Registrable Securities therein and (iii) execution of all underwriting documents requested by the underwriter with respect thereto (the “Underwriter”). If the managing underwriter gives the Company its written opinion that the total number or dollar amount of securities requested to be included in the registration exceeds the number or dollar amount of securities that can be sold, the Company will include the securities in the registration in the following order of priority: (A) first, all securities the Company proposes to sell; and (B) second, pro rata among all other holders of securities (including the holders of Registrable Securities) that have registration rights, if any, in each case, on the basis of the dollar amount or number of securities requested to be included, as the case may be.

5.4 Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel and independent public accountants for the Company, and (v) fees and disbursements of one counsel to the Investors not to exceed $5,000.

5.5 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or related prospectus.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or related prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or related prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5.5 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation,

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (c) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5.5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

5.6 Cooperation by Investor. Each Investor shall furnish to the Company or the Underwriter, as applicable, such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5. Each Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Shares included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

5.7 Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Investors shall not be entitled to request, and the Company shall not be obligated to effect the sale or transfer of any Registrable Securities resulting from any registration (including any Demand Registration or Piggyback Registration) pursuant to this Section 5 of Unit Shares and Warrant Shares held by such persons prior to the Lock-Up Release Date while they are subject to restrictions on transfer under the applicable Lock-Up Agreement, and no such sale or transfer will be permitted until the Lock-Up Release Date.

5.8 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

5A. Undertakings of the Company

5A.1 The Company shall use best efforts to get relisted on Nasdaq or another internationally recognized securities exchange within 4 months after the effective date of delisting.

5A.2 With a view to making available to the Investors the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Registration Statement filed by the Company;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the Registration Statement filed by the Company), the 1933 Act, and the 1934 Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the 1934 Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

6. Transfer Restrictions.

6.1 Transfer or Resale. Each Investor understands that:

(a) Except as provided in the registration rights provisions set forth above, the sale or resale of all or any portion or component of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and that all or any portion or component of Securities may not be transferred unless:

(A) the Securities are sold pursuant to an effective registration statement under the 1933 Act,

(B) the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration,

(C) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 6.1 and who is an Accredited Investor, as such term is defined in Rule 501(a) of Regulation D,

(D) the Securities are sold pursuant to Rule 144, or

(E) the Securities are sold pursuant to Regulation S;

and, in each case, the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

6.2 Intentionally Left Blank.

6.3 Lock-Up. Each Investor acknowledges and agrees that the Units, the Unit Shares, the Warrants and the Warrants Shares shall not be transferable, saleable or assignable until six months of the earlier of the Closing and the effective date of a registration statement in connection with the first follow-on public offering of the Company after the execution of this Agreement.

7. Conditions to Closing of the Investors.

The obligation of each Investor to purchase the Unit at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

7.1   Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.2 Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

7.3 Judgments, Etc. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

7.4 Company CEO/CFO Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections 7.1, 7.2 and 7.3.

7.5 Company Secretary Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company. The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any information contained in the certificate has changed.

7.6 SAFE Registration. The Investor, as applicable, has completed necessary foreign exchange registration with the relevant State Administration of Foreign Exchange (“SAFE”) of the People’s Republic of China or other governmental agency in China to exchange RMB into U.S. dollars and/or to purchase the Units.

7.7 Opinion of Company Counsel. The Investor shall have received a true copy of an opinion issued by the Company’s counsel and addressed to the transfer agent of the Company in connection with the issuance of the Units and securities underlying the Units to be executed immediately upon the First Closing.

8. Conditions to Closing of the Company. The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

8.1 Representations and Warranties. The representations and warranties made by the Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2 Corporate Proceedings. All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

9. Miscellaneous.

9.1 Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

Xynomic Pharmaceuticals Holdings, Inc.	With a copy to:	Hunter Taubman Fischer & Li LLC
Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai 200031, China Telephone: +86-21-5418-0212 Attention: Yinglin Mark Xu, Chariman and Chief Executive Officer		1450 Broadway, 26th Fl. New York, New York 10018 Telephone: +1 (212)-530-2232 Facsimile: +1(212) 202-6380
Attention: Arila Zhou, Esq.

The Investors:

As per the contact information provided on the signature page hereof.

9.2 Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing.

9.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

9.4 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for the Placement Agent, which is specifically agreed to be and acknowledged by each party as a third party beneficiary hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, but subject to the provisions of Section 6.1 and 6.3 hereof, any Investor may, without the consent of the Company, assign its rights hereunder to any person that purchases Securities in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the 1934 Act.

9.6 Intentionally Left Blank.

9.7 Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.8 Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and a majority in interest of the Investors (based on the number of Shares purchased hereunder).

9.9 Applicable Law: Disputes. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 5.4, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action. For purposes of this Section “Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

9.10 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or ..pdf transmission, which shall be deemed an original.

9.12 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY UNDER THIS AGREEMENT, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Xynomic Pharmaceuticals Holdings, Inc.

By:	/s/ Yinglin Mark Xu
	Name:	Yinglin Mark Xu
	Title:	Chairman, CEO and President

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A
Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned desiring to (i) enter into this Securities Purchase Agreement dated as of ______, 2019 (the “Agreement”), between the undersigned Xynomic Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), and the other parties hereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company as set forth below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Agreement section entitled “Representations, Warranties and Acknowledgements of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Name of Investor:	All Investors:

If an entity:	Address:

Print Name of Entity:

Telephone No.:

By:	Facsimile No.:
Name:
Title:

If an individual:

Print Name:	Email Address:
Signature:
The Investor hereby elects to purchase _________ Units (to be completed by Investor) under the Securities Purchase Agreement at a price of $3.80 per Unit for a total Purchase Price of $_________ (to be completed by Investor).